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                                                                       EXHIBIT 5


                                January 30, 2003

International Flavors & Fragrances Inc.
521 West 57th Street
New York, New York  10019

         Re:      IFF 2000 Stock Award and Incentive Plan

Gentlemen:

         I am Senior Vice President, General Counsel and Secretary of International Flavors & Fragrances Inc. (the "Company") and have represented the Company in connection with the IFF 2000 Stock Award and Incentive Plan (the "Plan"). I have reviewed the Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), relating to the registration of an aggregate of 11,664,500 shares of the Company's common stock, par value $.12 1/2 per share ("Common Stock"), which may be issued by the Company pursuant to the Plan. I have reviewed the Registration Statement, the charter and by-laws of the Company, corporate proceedings of the Board of Directors relating to the issuance of shares of Common Stock, and such other documents, corporate records and matters of law as I have deemed necessary for purposes of this opinion letter, and based thereupon I am of the opinion that the shares of Common Stock that may be issued pursuant to the Plan have been duly authorized for issuance by the Company and, will be, when issued and paid for in accordance with the Plan, validly issued, fully paid and nonassessable.

         I am admitted to the Bar in the State of New York and I express no opinion as to the laws of any other jurisdiction other than the federal laws of the United States to the extent specifically referred to herein.

         I hereby consent to the filing of this opinion letter as Exhibit 5 to the Registration Statement to effect the registration of the Common Stock under the Act and to the reference to me under the caption "Interests of Named Experts and Counsel" therein.

                                     Very truly yours,

                                     INTERNATIONAL FLAVORS & FRAGRANCES INC.




                                         /s/ Stephen A. Block
                                     -------------------------------------------
                                       Stephen A. Block
                                       Senior Vice President, General Counsel
                                          and Secretary